UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange act of 1934



Date of Report (Date of Earliest Event Reported): April 2, 2001



                         REDWOOD MORTGAGE INVESTORS VI
             (Exact Name of Registrant as Specified in its Charter)

         California                       000-17573              94-3031211
(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
 Incorporation or Organization)         File Number)      Identification Number)



650 El Camino Real, Suite G, Redwood City, California                    94063
         (Address of Principal Executive Offices)                     (Zip Code)

Registrants telephone number, including area code:   (650) 365-5341



Item 5. Other Events

After 25 years of active participation in the mortgage business, D. Russell Burwell, age 69, the founder and one of the General Partners of the Partnership has announced his decision to retire effective September 30, 2001. The remaining General Partners are Mr. Michael Burwell and Gymno Corporation, a California Corporation. The remaining General Partners have elected to continue the business of the Partnership as described in Article 9 Section 9.01(d) of the Partnership's Limited Partnership Agreement. Mr. Michael Burwell who has been employed by Redwood Mortgage Corp. since 1970 will continue to serve as a General Partner of Redwood Mortgage Investors VI, an affiliate of the Partnership, a position he has held since its inception. The remaining General Partners and various senior-level employees of Redwood Mortgage Corp. will assume Mr. Burwell's responsibilities. Mr. Burwell is working actively and in close association with management to ensure a smooth transition. Mr. Burwell will also make himself available to the General Partners as needed for special projects.

Mr. D. Russell Burwell has notified the limited partners of the Partnership of his retirement pursuant to Article 8 Section 8.02 of the Limited Partnership Agreement. The retirement of D. Russell Burwell does not constitute a change in ownership control of the Partnership.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  April 11, 2001

                                               REDWOOD MORTGAGE INVESTORS VI,
                                               a California limited partnership



                                               By:      /s/ Michael R. Burwell
                                                        Michael R. Burwell
                                                        General Partner